Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Christine Regan
Senior Director, Corporate Communications	(617) 692-0522
(781) 860-8533	reganc@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS REPORTS RECORD THIRD QUARTER 2005 RESULTS;

TOTAL REVENUES $31.8 MILLION; NET PRODUCT REVENUES $30.3 MILLION, UP 18% OVER Q2

LOSS PER SHARE IMPROVES TO 8 CENTS

Earnings Conference Call & Webcast Today (With Slides) at 5:00 pm ET

Lexington, MA, October 19, 2005 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today reported results for the third quarter ended September 30, 2005.  Net product revenues for the third quarter of 2005 totaled $30.3 million, compared to $18.0 million for the third quarter of 2004, up 69% year-over-year.  CUBICIN continues to show strong revenue growth, with an 18% increase over the second quarter of 2005.

Net loss for the third quarter of 2005 was $4.5 million, or $0.08 per share, compared to $17.7 million or $0.44 per share for the third quarter of 2004.

Total revenue for the third quarter of 2005 was $31.8 million, compared to $19.4 million for the third quarter of 2004. The increase was attributable primarily to the significant growth in net product sales of CUBICIN.

Research and development expense for the third quarter of 2005 was $11.8 million, compared to $14.8 million for the third quarter of 2004.  The decrease is attributable primarily to a decrease in clinical trial expenses and costs related to the development of a second CUBICIN bulk drug substance manufacturer and a second fill-finish site for CUBICIN which commenced in 2004 and were both completed in the first half of 2005.

Sales and marketing expense was $9.8 million for the third quarter of 2005, compared to $9.1 million for the third quarter of 2004.  This increase is attributable primarily to the expansion of Cubist’s sales force in the first quarter of 2005 resulting in higher payroll and other employee related expenses.

Other expense, net for the third quarter of 2005 was $1.6 million, compared to $2.8 million for the third quarter of 2004.  This decrease reflects lower interest expense charges in 2005 due to the repayment of $29.0 million of debt at the end of 2004 as well as an increase in interest income due to a higher average cash balance and higher interest rates in the third quarter of 2005, compared to the third quarter of 2004.

As of September 30, 2005, Cubist had $104.0 million in cash, cash equivalents and investments. The total number of common shares outstanding at September 30, 2005 was 53,721,737.

*****************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast today at 5:00 p.m. ET to discuss its third quarter financial results, the company’s business activities, and financial outlook.

LIVE DOMESTIC & CANADA CALL-IN:  (800) 473-6123

LIVE INTERNATIONAL CALL-IN:  (973) 582-2706

24-HOUR REPLAY DOMESTIC & CANADA:  (877) 519-4471

REPLAY Digital Pin # 6506981

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet.

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.  CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. with activity against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA) in complicated skin and skin structure infections.  The Company has announced that its Phase 3 Staphylococcus aureus (S. aureus) endocarditis and bacteremia trial of CUBICIN® (daptomycin for injection) at 6 mg/kg once daily met its primary endpoints of non-inferiority in the intent-to-treat (ITT) and per protocol (PP) populations. Cubist has filed a supplemental New Drug Application (sNDA) priority review for approval to add S. aureus endocarditis and bacteremia to the indication statement for CUBICIN.  Cubist’s pipeline includes HepeX-B™, a monoclonal antibody biologic being evaluated to determine its potential for the prevention of infection by the Hepatitis B virus (HBV) in liver transplant patients, and research efforts focused on novel members of the lipopeptide class of molecules and on natural products discovery.  Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors, and the medical community generally; (ii) Cubist’s ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist’s expectations regarding our ability to continue to manufacture sufficient quantities of CUBICIN in accordance with current Good Manufacturing Practices; (iv) commercialization of products that are competitive with CUBICIN; (v) Cubist’s ability to discover or in-license drug candidates; (vi) Cubist’s ability to successfully develop drug candidates in its pipeline, including HepeX-B; (vii) Cubist’s ability to successfully commercialize any product or technology developed by Cubist; (viii) Cubist’s ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (ix) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (x) Cubist’s expectations regarding the future market demand and medical need for CUBICIN;  (xi) Cubist’s ability to protect its intellectual property and proprietary technologies; and (xii) Cubist’s ability to finance its operations .  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.  Cubist is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.; HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

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Additional information can be found at Cubist’s web site at www.cubist.com

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	September 30,	December 31,
	2005	2004
ASSETS
Cash, cash equivalents and investments	$103,971	$128,417
Accounts receivable, net	11,150	9,854
Inventory	12,275	4,891
Property and equipment, net	46,323	47,948
Other assets	41,376	24,798

Total assets	$215,095	$215,908

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$27,018	$24,917
Deferred revenue	1,250	4,950
Debt and capital lease obligations	165,107	165,195
Total liabilities	193,375	195,062

Total stockholders’ equity	21,720	20,846

Total liabilities and stockholders’ equity	$215,095	$215,908

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues:
Product revenues, net	$30,337	$17,988	$76,868	$37,526
License fee revenues	1,417	1,417	4,326	4,251
Collaborative agreement and other revenues	88	20	2,585	854
Total revenues	31,842	19,425	83,779	42,631

Costs and expenses:
Cost of product revenues	8,074	6,440	22,370	13,403
Research and development	11,800	14,818	38,179	41,314
Sales and marketing	9,765	9,101	29,393	25,364
General and administrative	5,098	3,991	14,101	13,190
Total costs and expenses	34,737	34,350	104,043	93,271

Operating loss	(2,895)	(14,925)	(20,264)	(50,640)

Other expense, net	(1,609)	(2,780)	(4,870)	(8,182)

Net loss	$(4,504)	$(17,705)	$(25,134)	$(58,822)

Basic and diluted net loss per common share	$(0.08)	$(0.44)	$(0.48)	$(1.46)

Basic and diluted weighted average number of common shares	53,604,131	40,307,270	52,808,908	40,226,547